As submitted to the Securities and Exchange Commission on February 14, 2025

Registration No. 333-284773

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KRAIG BIOCRAFT LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Wyoming	7372	83-0459707
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2723 South State St. Suite 150

Ann Arbor, Michigan 48104

Tel. (734) 619-8066

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kim Thompson, CEO

Kraig Biocraft Laboratories, Inc.

2723 South State St., Suite 150, Ann Arbor, Michigan 48104

(734) 619-8066

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Louis Taubman, Esq.

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, New York 10022

(212) 530-2210

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 2 (the “PosAm No. 2”) to the Registration Statement on Form S-1 (File No. 333-284773), initially filed on February 7, 2025, is being filed as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

No additional securities are being registered under this PreAm No. 2. All applicable registration fees were previously paid.

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee		$1,531.00
FINRA filing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*To be provided by amendment.

We will bear all costs, expenses, and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. All amounts are estimates except the SEC registration fee.

Item 14. Indemnification of Directors and Officers.

Pursuant to the Registrant’s Articles of Incorporation, as amended and Bylaws, the Registrant may indemnify any person (including his estate) made or threatened to be made a party to any suit or proceeding, whether civil or criminal, by reason of the fact that he was a director or officer of the Registrant or served at the Registrant’s request as a director or officer of a subsidiary of the Registrant, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney fees actually and necessarily incurred as a result of such threat, suit or proceeding, or any appeal therein, to the fullest extent permitted by the General Corporation Law of the State of Wyoming.

Item 15. Recent Sales of Unregistered Securities.

During the last three years, the Registrant has not issued unregistered securities to any person, except as described below. None of these transactions involved any underwriters, underwriting discounts, or commissions, except as specified below, or any public offering, and, unless otherwise indicated below, the Registrant believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder regarding offshore offers and sales. All recipients had adequate access, though their relationships with the Registrant, to information about the Registrant.

On March 2, 2021, the Company issued 1,479,728 shares of Common Stock in exchange for $88,783.68, per the terms of a cash stock warrant exercise.

On March 25, 2021, the Company entered into a securities purchase agreement with the Selling Stockholder, pursuant to which Yorkville purchased secured convertible debentures (the “2021 Securities Purchase Agreement”) in the aggregate principal amount of $4,000,000 (the “2021 Convertible Debentures”), which are convertible into shares of Common Stock (as converted, the “2021 Conversion Shares”), of which a secured convertible debenture (the “2021 First Convertible Debenture”) in the principal amount of $500,000 shall be issued within 1 business day following the initial closing, a secured convertible debenture (the “2021 Second Convertible Debenture”) in the principal amount of $500,000 shall be issued within 1 business day following the satisfaction of conditions for a second closing and a secured convertible debenture (the “2021 Third Convertible Debenture,” together with the 2021 First Convertible Debenture and the 2021 Second Convertible Debenture, each a “2021 Convertible Debenture” and collectively, the “2021 Convertible Debentures”) in the principal amount of $3,000,000 shall be issued within 1 business day following satisfaction of conditions for a third closing (the first closing, second closing and third closing are each referred to as a “2021 Closing” or collectively as the “2021 Closings) (the “2021 Yorkville Transaction”).

II-1

Each 2021 Convertible Debenture shall mature twelve (12) months after the date of issuance and accrued interest at the rate of 10% per annum. Yorkville had the right to convert each 2021 Convertible Debenture into shares of Common Stock at any time after issuance at a price equal to 80% of the lowest volume weighted average price of the Company’s Common Stock during the 10 trading days immediately preceding the date they convert the debenture; provided, however if the Company’s Common Stock is uplisted to a national exchange, the conversion price shall not be less than 20% of the conversion price used in the first conversion thereunder. Yorkville was not entitled to convert the 2021 Convertible Debenture if such conversion would result in such holder holding in excess of in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest, unless waived by the holder with at least 65 days prior notice to the Company (the “Ownership Cap”).

The Company held the first closing on March 25, 2021, and contemporaneously therewith, the Company issued Yorkville a warrant (the “2021 Yorkville Warrant”) to purchase 8,000,000 shares of the Company’s Common Stock (the “2021 Warrant Shares”). The 2021 Yorkville Warrant has a term of five (5) years and was initially exercisable at $0.25 per share, subject to adjustment and can be exercised via a cash or cashless exercise. If the Company issues or sells securities at a price less than the exercise price, the exercise price shall be reduced to such lower price. The Yorkville Warrant also has the same Ownership Cap as set forth in the 2021 Convertible Debenture.

In connection with the 2021 Securities Purchase Agreement, the Company also entered into a registration rights agreement with Yorkville, pursuant to which the Company agreed to register the shares of Common Stock underling the 2021 Debentures and the 2021 Yorkville Warrant.

Following fulfillment of the requirements in the 2021 Securities Purchase Agreement, on April 6, 2021, the Company issued the 2021 Second Convertible Debenture to Yorkville in the amount of $500,000.

Following fulfillment of the requirements in the 2021 Securities Purchase Agreement, on April 22, 2021, the Company issued the 2021 Third Convertible Debenture to Yorkville in the amount of $3,000,000.

Between April 23, 2021, and December 20, 2021, the Company issued 64,671,915 shares of Common Stock in exchange for conversion of $4,250,000 of principal balance on a convertible debenture and $211,930 of accrued interest.

On May 4, 2021, the Company issued 1,479,728 shares of Common stock in connection with the exercise of 1,479,728 warrants for $88,784.

On September 3, 2021, the Company issued 3,000,000 shares of its common stock for services rendered, with a fair value of $242,100 ($0.0807/share) on the date of grant.

On January 18, 2022, we entered into another securities purchase agreement with Yorkville, pursuant to which Yorkville purchased secured convertible debentures (the “Securities Purchase Agreement”) in the aggregate principal amount of $3,000,000 (the “Convertible Debentures”), which were convertible into shares of Common Stock (as converted, the “Conversion Shares”), of which a secured convertible debenture (the “First Convertible Debenture”) in the principal amount of $1,500,000 shall be issued upon signing the Securities Purchase Agreement and a secured convertible debenture (the “Second Convertible Debenture,” together with the First Convertible Debenture, each a “Convertible Debenture” and collectively, the “Convertible Debentures”) in the principal amount of $1,500,000 shall be issued on or about the date that the Securities and Exchange Commission declares the Registration Statement registering the shares of Common Stock underlying the notes effective (the “Yorkville Transaction”). These additional funds, together with those from the previously completed transactions we conducted with Yorkville between December 2020 and March 2021, account for an $8 million total Yorkville investment; as of the date hereof, this debt has been fully repaid. The Company also issued Yorkville a warrant to purchase 12,500,000 shares of the Company’s Common Stock, at an initial exercise price of $0.12 per share and a warrant to purchase 4,285,714 shares of the Company’s Common Stock, at an initial exercise price of $0.14 per share. The warrants have a term of five (5) years and can be exercised via a cash or cashless exercise. If the Company issues or sells securities at a price less than the applicable warrant exercise price, the exercise price of the applicable warrant shall be reduced to such lower price. The warrants also have the same ownership cap as set forth in the Convertible Debentures, as described below. The Company is also required to reserve no less than 300% of the maximum number of shares of Common Stock issuable upon conversion of all the outstanding Convertible Debentures. Pursuant to the Securities Purchase Agreement, the Company is prohibited from incurring specified indebtedness, liens, except with the prior written consent from the holders of at least 75% of the then outstanding principal amount of Convertible Debentures.

II-2

Each Convertible Debenture shall mature thirteen (13) months after the date of issuance, unless extended by the Yorkville, and accrues interest at the rate of 10% per annum. Principal, interest, and any other payments due under the Convertible Debentures shall be paid in cash. The debenture holder may convert all or part of the Convertible Debentures into shares of Common Stock at any time after issuance at a conversion rate equal to 85% of the lowest daily volume weighted average price of the Common Stock during the 10 consecutive trading days immediately preceding the conversion date or other date of determination. The debenture holder may not convert the Convertible Debenture if such conversion would result in such holder holding in excess of in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest, unless waived by the holder with at least 65 days prior notice to the Company (the “Ownership Cap”). The Company also has the option to redeem, in part or in whole, the outstanding principal and interest under a Convertible Debenture prior to the maturity date. The Company shall pay an amount equal to the principal and interest amount being redeemed plus a redemption premium equal to 15% of the outstanding principal amount. Standard events of default are included in the Convertible Debenture, pursuant to which the holder may declare it immediately due and payable. During an event of default, the interest rate shall increase to 15% per annum until the event of default is cured; the holder also has the right to convert the Convertible Debenture into shares of Common Stock during an event of default.

The Convertible Debentures are secured by all assets of the Company and its subsidiaries subject to (i) that certain amended and restated security agreement by and between Yorkville, the Company and the Company’s subsidiaries (all such security agreements shall be referred to as the “Security Agreement”) pursuant to which the Company and its wholly owned subsidiaries agree to provide Yorkville a security interest in all personal property of the Prodigy Textiles, the Company’s subsidiary organized under the laws of Vietnam (“Prodigy”), (ii) the amended and restated intellectual property security agreement by and between Yorkville, the Company and the Company’s subsidiaries referenced therein dated January 18, 2022 (all such security agreements shall be referred to as the “IP Security Agreement”), pursuant to which the Company and its wholly owned subsidiaries agree to provide Yorkville a security interest in the intellectual property collateral (as this term is defined in the IP Security Agreement), and (iii) the amended and restated global guaranty by and between Prodigy, in favor of Yorkville, with respect to all of the Company’s obligations to Yorkville dated as of January 18, 2022 (the “Guaranty” and collectively with the Security Agreement and the IP Security Agreement shall be referred to as the “Security Documents”). Pursuant to the Guaranty, Prodigy guarantees the payment and performance of all of the Company’s obligations under the Convertible Debentures, Warrants and related transaction documents.

In connection with the Securities Purchase Agreement, the Company also entered into a Registration Rights Agreement with Yorkville, pursuant to which the Company agreed to register all of the shares of Common Stock underlying the Convertible Debentures and warrants and with respect to subsequent registration statements, if any, such number of shares of Common Stock as requested by Yorkville not to exceed 300% of the maximum number of shares of Common Stock issuable upon conversion of all Convertible Debentures then outstanding (assuming for purposes hereof that (x) such Convertible Debentures are convertible at the then current conversion price and (y) any such conversion shall not take into account any limitations on the conversion of the Convertible Debentures set forth therein, in each case subject to any cutbacks set forth in the Registration Rights Agreement.

Upon signing the letter of intent for the Yorkville Transaction, the Company paid $10,000 to an affiliate of Yorkville, for due diligence and structuring.

On January 21, 2022, the Company issued 3,935,417 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $2,260.27 of accrued interest.

On January 31, 2022, the Company issued 4,569,059 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $42,876.71 of accrued interest.

II-3

On February 16, 2022, the Company issued 3,924,443 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $1,164 of accrued interest.

On April 14, 2022, the Company issued 2,358,380 shares of Common Stock in exchange for conversion of $150,000 of principle balance on a convertible debenture and $1,644 of accrued interest.

On April 29, 2022, the Company issued 4,373,417 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $5,918 of accrued interest.

On May 17, 2022, the Company issued 3,628,325 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $5,726 of accrued interest.

On June 6, 2022, the Company issued 3,549,793 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $5,178 of accrued interest.

On June 14, 2022, the Company issued 2,902,922 shares of Common Stock in exchange for conversion of $100,000 of principle balance on a convertible debenture and $60,822 of accrued interest.

On June 21, 2022, the Company issued 3,393,979 shares of Common Stock in exchange for conversion of $150,000 of principle balance on a convertible debenture and $3,068 of accrued interest.

On June 30, 2022, the Company issued 3,401,877 shares of Common Stock in exchange for conversion of $150,000 of principle balance on a convertible debenture and $3,425 of accrued interest.

On July 19, 2022, the Company issued 4,364,987 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $6,027 of accrued interest.

On August 18, 2022, the Company issued 4,325,913 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $7,644 of accrued interest.

On September 8, 2022, the Company issued 3,396,898 shares of Common Stock in exchange for conversion of $150,000 of principle balance on a convertible debenture and $4,219 of accrued interest.

On September 26, 2022, the Company issued 3,605,259 shares of Common Stock in exchange for conversion of $150,000 of principle balance on a convertible debenture and $2,863 of accrued interest.

On October 11, 2022, the Company issued 2,907,240 shares of Common Stock in exchange for conversion of $100,000 of principle balance on a convertible debenture and $1,753 of accrued interest.

On October 18, 2022, the Company issued 4,782,778 shares of Common Stock in exchange for conversion of $150,000 of principle balance on a convertible debenture and $658 of accrued interest.

On October 26, 2022, the Company issued 5,487,951 shares of Common Stock in exchange for conversion of $150,000 of principle balance on a convertible debenture and $370 of accrued interest.

On October 31, 2022, the Company issued 6,510,348 shares of Common Stock in exchange for conversion of $150,000 of principle balance on a convertible debenture and $28,384 of accrued interest.

On November 1, 2022, the Company issued 9,236,212 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $301 of accrued interest.

On November 14, 2022, the Company issued 5,974,335 shares of Common Stock in exchange for conversion of $150,000 of principle balance on a convertible debenture and $1,151 of accrued interest.

On November 17, 2022, the Company issued 5,935,360 shares of Common Stock in exchange for conversion of $150,000 of principle balance on a convertible debenture and $164 of accrued interest.

II-4

The Company issued a $1,500,000, thirteen-month (13), unsecured, convertible note on April 11, 2022, which is due May 11, 2023. The convertible note bears interest at 10%. The note contains a discount to market feature, whereby, the lender can purchase stock at 85% of the lowest trading price for a period of ten (10) days preceding the conversion date.

The Company also paid $115,000 as a debt issuance cost to a placement agent for services rendered. These costs are considered to be a component of the total debt discount.

On February 16, 2023, the Company issued 2,434,211 shares of Common Stock in exchange for the cashless exercise of 2,500,000 warrants.

On December 26, 2023, the Company issued 5,000,000 shares of its class A common stock for services with a fair value of $225,000 ($0.045/share) on the date of grant.

March 26, 2024, the Company issued one share of Series A preferred stock to Mr. Kim Thompson, the Company’s CEO, and founder for $20,000, in the form of debt cancellation by Mr. Thompson.

On January 21, 2025, we issued 1,081,471 shares of Common Stock to Yorkville in connection with the execution of the SEPA as partial consideration for its commitment to enter into the SEPA.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation (1)

3.2	Articles of Amendment (3)

3.3	Articles of Amendment, filed with the Wyoming Secretary of State on November 15, 2013 (6)

3.4	Articles of Amendment, filed with the Wyoming Secretary of State on December 17, 2013 (7)

3.5	By-Laws (1)

4.1	Warrant issued Mr. Jonathan R. Rice (18)

4.2	Warrant issued December 11, 2020 (19)

5.1	Opinion of Wyoming counsel, as to the validity of the Common Stock *

10.1	Employment Agreement, dated November 10, 2010, by and between Kraig Biocraft Laboratories, Inc., and Kim Thompson (8)

10.6	Addendum to the Founder’s Stock Purchase and Intellectual Property Transfer Agreement, dated December 26, 2006, and the Founder’s Stock Purchase and Intellectual Property Transfer Agreement dated April 26, 2006 (3)

10.7	Intellectual Property/Collaborative Research Agreement dated March 20, 2010, by and between Kraig Biocraft Laboratories and The University of Notre Dame du Lac. (2)

10.11	License Agreement dated October 28, 2011, between the Company and University of Notre Dame du Lac. (12)

10.12	Intellectual Property / Collaborative Research Agreement dated June 6, 2012, between the Company and University of Notre Dame du Lac. (12)

10.14	Employment Agreement, dated January 19, 2015, between the Company and Mr. Jonathan R. Rice (11)

II-5

10.15	Intellectual Property and Collaborative Research Agreements dated March 4, 2015, between the Company and University of Notre Dame du Lac. (14)

10.16	2019 Employee Stock Option Plan (15)

10.17	Strategic Partnership Agreement between the Company and Mthemovement Kings Pte Ltd. (17)

10.18	Amendment to Strategic Partnership Agreement between the Company and Mthemovement Kings Pte Ltd. (17)

10.19	Convertible Debenture (19)

10.20	Securities Purchase Agreement (19)

10.21	Securities Purchase Agreement(20)

10.22	Registration Rights Agreement(20)

10.23	Global Guaranty Agreement(20)

10.24	Security Agreement(20)

10.25	IP Security Agreement(20)

10.26	Form of Securities Purchase Agreement dated January 18, 2022 (21)

10.27	Form of Amended and Restated Guaranty Agreement January 18, 2022 (21)

10.28	Form of Amended and Restated Security Agreement January 18, 2022 (21)

10.29	Form of Amended and Restated IP Security Agreement January 18, 2022 (21)

10.30	Form of Registration Rights Agreement January 18, 2022 (21)

10.31	Standby Equity Purchase Agreement dated January 21, 2025, between the Company and YA II PN, Ltd. (25)

14.1	Code of Financial Conduct and Ethics (13)

14.2	Code of Ethics (16)

19.1	Insider Trading Policy (24)

21.1	List of Subsidiaries (23)

23.1	Consent of M&K CPAS, PLLC (26)

23.2	Consent of Wyoming counsel (included in Exhibit 5.1) *

II-6

Inline XBRL for the Quarter Ended September 30, 2024 (27)
101.INS	Inline XBRL Instance Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
Inline XBRL for the Fiscal Years Ended December 31, 2023
101.INS	Inline XBRL Instance Document (23)
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document (23)
101.SCH	Inline XBRL Taxonomy Extension Schema Document (23)
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document (23)
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document (23)
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document (23)
107	Filing Fee Table (26)

*Filed herewith

(1) Incorporated by reference to our Registration Statement on Form SB-2 (Reg. No. 333-146316) filed with the SEC on September 26, 2007.

(2) Incorporated by reference to our annual report on Form 10-K for the year ended December 31, 2009, filed with the SEC on April 15, 2010.

(3) Incorporated by reference to our Registration Statement on Form S-1 (Reg. No. 333-162316) filed with the SEC on October 2, 2009.

(4) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on June 29, 2011.

(5) Incorporated by reference to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2013.

(6) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on November 22, 2013.

(7) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 19, 2013.

(8) Incorporated by reference to our Registration Statement on Form S-1 (Reg. No. 333-175936) filed with the SEC on August 1, 2011.

(9) Incorporated by reference to our Registration Statement on Form S-1 (Reg. No. 333-199820) filed with the SEC on November 3, 2014.

(10) Incorporated by reference to our Amendment No. 1 to Registration Statement on Form S-1/A (Reg. No. 333-199820) filed with the SEC on January 7, 2015.

(11) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 21, 2015.

(12) Incorporated by reference to our Amendment No. 2 to Registration Statement on Form S-1/A (Reg. No. 333-199820) filed with the SEC on January 30, 2015.

(13) Incorporated by reference to Exhibit 14.1 to our Annual Report on Form 10-KSB for the year ended December 31, 2007, filed with the SEC on March 26, 2008.

(14) Incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-K filed on March 31, 2015.

(15) Incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 27, 2020.

(16) Incorporated by reference to our Registration Statement on Form S-1 (Reg. No. 333-238883) filed with the SEC on June 2, 2020.

(17) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 26, 2021.

(18) Incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K filed on March 31, 2015.

(19) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 11, 2020.

(20) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on March 26, 2021.

(21) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 20, 2022.

(22) Reserved.

(23) Incorporated by reference to our Annual Report on Form 10-K filed on March 29, 2023.

(24) Incorporated by reference to our Annual Report on Form 10-K filed on April 1, 2024.

(25) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 21, 2025.

(26) Incorporated by reference to our Registration Statement on Form S-1 (Reg. No. 333-284773) filed with the SEC on February 7, 2025.

(27) Incorporated by reference to our Quarterly Report on Form 10-Q filed on November 13, 2024.

Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-7

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY, on February 14, 2025.

KRAIG BIOCRAFT LABORATORIES, INC.

By:	/s/ Kim Thompson
Kim Thompson President, Chief Executive Officer, and Chief Financial Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kim Thompson	President, Chief Executive Officer, Chief	February 14, 2025
Kim Thompson	Financial Officer and Sole Director

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